UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2008

NEXITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51273	63-0523669
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Blue Lake Drive, Suite 330 Birmingham, Alabama	35243
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 298-6391

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The information provided in Item 2.03 is hereby incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Nexity Financial Corporation (the “Corporation”) sponsored the creation of Nexity Capital Trust III (the “Trust”). The Trust is a newly formed Delaware statutory trust, which will serve as special purpose finance subsidiary. The Corporation is the owner of all of the common securities of the Trust.

On June 20, 2008, the Trust issued $9,500,000 of trust preferred Securities and on June 25, 2008, the Trust issued $500,000 of trust preferred securities (together the “Capital Securities”) in a private placement to institutional investors pursuant to an applicable exemption from registration. The Capital Securities mature July 1, 2038, are redeemable at the Corporation’s option on any quarterly interest payment date with the prior approval of the Federal Reserve, and require quarterly distributions by the Trust to the holders of the Capital Securities, at a rate of the three-month LIBOR plus 4.00%, provided that the rate of distribution shall not be less than 6.00% nor greater than 10.00%. The Corporation has irrevocably and unconditionally guaranteed the Capital Securities and, to the extent not paid by the Trust, accrued and unpaid distributions on the Capital Securities and the redemption price payable to the Capital Securities holders. The proceeds of the Capital Securities, along with the proceeds of $309,000 from the issuance of common securities (the “Common Securities”) by the Trust to the Corporation, were used to purchase $10,309,000 of the Corporation’s floating rate junior subordinated notes (the “Notes”). The Corporation will use the proceeds from the sale of the Notes for general corporate purposes and to fund capital contributions to Nexity Bank to support the Bank’s growth and working capital needs. The Corporation believes additional capital at this time to be advisable for Nexity Bank because of uncertainties in the economy and continued weakness in the residential and commercial real estate markets.

The Notes were issued pursuant to an indenture dated June 20, 2008 (the “Indenture”), between the Corporation, as issuer, and Wilmington Trust Company, as trustee. Like the Capital Securities, the Notes bear interest at a rate equal to the three-month LIBOR plus 4.00%, provided that the rate of distribution shall not be less than 6.00% nor greater than 10.00%. The interest payments by the Corporation on the Notes will be used to pay the quarterly distributions payable by the Trust to the holders of the Capital Securities. However, the Corporation may defer interest payments on the Notes so long as no event of default, as described below, has occurred under the Notes for up to 20 consecutive quarters. In the event the Corporation properly defers interest payments on the Notes, the Trust will be entitled to defer distributions otherwise due on the Capital Securities.

The Notes are subordinated to any other indebtedness of the Corporation that, by its terms, is not similarly subordinated. The Notes mature on July 1, 2038, but may be redeemed at the Corporation’s option, subject to the prior approval of the Board of Governors of the Federal Reserve System, to the extent required under applicable guidelines or policies, at any quarterly payment date.

The Notes may be declared immediately due and payable at the election of the trustee or holders of at least 25% of aggregate principal amount of outstanding Notes upon the occurrence of certain events of default.

The Corporation also entered into a Guarantee Agreement dated June 20, 2008 pursuant to which it has agreed to guarantee the payment by the Trust of distributions on the Capital Securities, and the payment of the principal amount of the Capital Securities when due, either at maturity or on redemption, but only if and to the extent that the Trust fails to pay distributions on or the principal amount of the Capital Securities after having received interest payments or principal payments on the Notes from the Corporation for the purpose of paying those distributions or the principal amount of the Capital Securities.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Trust Agreement of Nexity Capital Trust III dated June 20, 2008 by and among Wilmington Trust Company, as Delaware Trustee and Property Trustee, Nexity Financial Corporation, as sponsor, and the Administrators listed therein.

10.2	Indenture dated as of June 20, 2008, between Nexity Financial Corporation, as Issuer, and Wilmington Trust Company, as Trustee.

10.3	Guarantee Agreement dated June 20, 2008, by and between Nexity Financial Corporation and Wilmington Trust Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: June 26, 2008

NEXITY FINANCIAL CORPORATION

/s/ John J. Moran
By:	John J. Moran
Its:	Executive Vice President and
Chief Financial Officer

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